Exhibit 10.3
[______________], 2007

TransTech Services Partners Inc.
445 Fifth Avenue, Suite 30H
New York, New York 10016

Cowen and Company, LLC
1221 Avenue of the Americas
New York, New York 10020

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174

Re: TransTech Services Partners Inc. (the “Company”)

Gentlemen:

The undersigned, in consideration of Cowen and Company, LLC (“Cowen”) and Maxim Group LLC (“Maxim”, together with Cowen the “Representatives”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph VI hereof):

I. (1) In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO (such later date being referred to herein as the “Termination Date”)), the undersigned shall (A) take all such action reasonably within its power as is necessary to dissolve the Company and liquidate the Trust Account to holders of IPO Shares (i) as soon as reasonably practicable, (ii) after approval of the Company’s stockholders, (iii) subject to the requirements of the Delaware General Corporation Law (the “GCL”), including voting for the adoption of a resolution by the board of directors, prior to such Termination Date, pursuant to Section 275(a) of the GCL, finding the dissolution of the Company advisable and (iv) causing the preparation of such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible; (B) cause the board of directors to convene and adopt a plan of dissolution and distribution, vote his shares in favor of any plan of dissolution and distribution recommended by the board of directors, and seek stockholder approval for the plan of dissolution and distribution; and (C) on the date of any such adoption, cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission setting out the plan of dissolution and distribution.

(2) If the Company seeks approval from its stockholders to consummate a Business Combination within 90 days of the expiration of 24 months from the Effective Date, the undersigned agrees to take all such action reasonably within its power as is necessary to ensure that the proxy statement related to such Business Combination will seek stockholder approval for the plan of dissolution and distribution in the event the stockholders do not approve the Business Combination.

(3) If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 30 days prior to the date which is 24 months from the date of the IPO, the undersigned agrees to take, prior to such date, all such action reasonably within its power as is necessary to convene and adopt a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

(4) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (“Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

III. In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of common stock owned by him (either directly or indirectly) prior to the IPO (the “Insider Shares”), if any, in accordance with the majority of the votes cast by the holders of the IPO Shares, and all shares of common stock acquired in or following the IPO “for” a Business Combination.

IV. The undersigned will escrow his Insider Shares, if any, for the period commencing on the Effective Date and ending on the earlier of: (i) the third anniversary of the Effective Date, and (ii) the first anniversary of the completion of a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

V. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Katten Muchin Rosenman LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representatives and appoint a substitute agent acceptable to each of the Company and the Representatives within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

VI. As used herein, (i) a “Business Combination” shall mean any acquisition by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination consummated by the Company with one or more small- to mid-market U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services (ITES), Business Process Outsourcing (BPO) and/or Knowledge Process Outsourcing (KPO), whose operations are particularly suitable for operational and productivity improvements, which would include leveraging delivery centers located in offshore countries such as India (as described more fully in the prospectus relating to the IPO); (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (iv) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

VII. This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

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